As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-277484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CRINETICS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3744114
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6055 Lusk Boulevard

San Diego, California 92121

(Address of principal executive offices) (Zip code)

Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan

Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plans)

R. Scott Struthers

President and Chief Executive Officer

Crinetics Pharmaceuticals, Inc.

6055 Lusk Boulevard

San Diego, California 92121

(885) 450-6464

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

G. Scott Lesmes, Esq.

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct the hyperlink to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Commission (the “SEC”) on February 28, 2024, contained in Item 3 of the Registration Statement on Form S-8 (File No. 333-277484) filed by the Registrant with the SEC on February 28, 2024 (the “Original Filing”). Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

In this Post-Effective Amendment No. 1, Crinetics Pharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024; and

(b)The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-38583), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 12, 2018, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 1, 2024.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers, Ph.D.
Name:	R. Scott Struthers, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ R. Scott Struthers, Ph.D.	President, Chief Executive Officer and Director	March 1, 2024
R. Scott Struthers, Ph.D.	(principal executive officer)

/s/ Marc J.S. Wilson	Chief Financial Officer	March 1, 2024
Marc J.S. Wilson	(principal financial and accounting officer)

*	Chairman of the Board of Directors	March 1, 2024
Wendell Wierenga, Ph.D.

*.	Director	March 1, 2024
Camille Bedrosian, M.D.

*	Director	March 1, 2024
Caren Deardorf

*	Director	March 1, 2024
Matthew K. Fust

*	Director	March 1, 2024
Weston Nichols, Ph.D.

*	Director	March 1, 2024
Stephanie Okey

*	Director	March 1, 2024
Rogério Vivaldi Coelho, M.D.

* By: /s/ R. Scott Struthers, Ph.D.

R. Scott Struthers, Ph.D.

Attorney-in-fact